EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of Time Warner Cable Inc., a Delaware corporation (the “Company”), for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:
1.	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 23, 2007
/s/ Glenn A. Britt

Glenn A. Britt
Chief Executive Officer
Time Warner Cable Inc.

Date February 23, 2007
/s/ John K. Martin

John K. Martin
Chief Financial Officer
Time Warner Cable Inc.